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                                                                                           EXHIBIT 11
                                                                                          PAGE 1 of 2
                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                           THREE MONTHS ENDED                    THREE MONTHS ENDED
                                            FEBRUARY 28, 1997                     FEBRUARY 29, 1996
                                          PRIMARY     FULLY DILUTED             PRIMARY    FULLY DILUTED
AS PRESENTED

AVERAGE SHARES OUTSTANDING FOR
 THE THREE MONTHS ENDED                  57,042,367    57,042,367              56,815,800    56,815,800

NET INCOME                              $20,001,714   $20,001,714             $15,936,744   $15,936,744

EARNINGS PER SHARE                            $ .35         $ .35                   $ .28         $ .28

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE
  SHARES FROM ASSUMED EXERCISE AT
  THE BEGINNING OF THE YEAR OF
  DILUTIVE STOCK OPTIONS                  1,096,702     1,226,835                 413,897       414,230

WEIGHTED AVERAGE SHARES ASSUMED
  REPURCHASED FROM ASSUMED PROCEEDS
  OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR
  PRIMARY AND, IF GREATER, ENDING
  MARKET PRICE FOR FULLY DILUTED)          (937,513)     (997,561)               (392,583)    (383,125)

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
NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES             159,189       229,274                  21,314        31,105

PERCENTAGE DILUTION FROM PRO FORMA
  COMMON STOCK EQUIVALENT
  INCREMENTAL SHARES                          0.28%         0.40%                   0.04%         0.05%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                      57,201,556    57,271,641              56,837,114    56,846,905

NET INCOME                              $20,001,714   $20,001,714             $15,936,744   $15,936,744

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS)          $ .35         $ .35                   $ .28         $ .28

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                                                                                           EXHIBIT 11
                                                                                          PAGE 2 OF 2
                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                                           SIX MONTHS ENDED                  SIX MONTHS ENDED
AS PRESENTED                                                FEBRUARY 28, 1997                 FEBRUARY 29, 1996
                                                        PRIMARY       FULLY DILUTED       PRIMARY     FULLY DILUTED
AVERAGE SHARES OUTSTANDING FOR THE
  SIX MONTHS ENDED                                     56,949,806     56,949,806        56,791,251     56,791,251

NET INCOME                                            $37,361,536    $37,361,536       $30,444,513    $30,444,513

EARNINGS PER SHARE                                          $ .66          $ .66             $ .54          $ .54

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                1,051,833      1,189,133           434,447        434,447

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILULTED)      (930,262)      (954,361)         (374,206)      (374,099)

NET PRO FORMA COMMON STOCK
 EQUIVALENT INCREMENTAL SHARES                            121,571        234,772            60,241         60,348

PERCENTAGE DILUTION FROM PRO FORMA COMMON
 STOCK EQUIVALENT INCREMENTAL SHARES                        0.21%          0.41%             0.11%          0.11%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                    57,071,377     57,184,578        56,851,492     56,851,599

NET INCOME                                            $37,361,536    $37,361,536       $30,444,513    $30,444,513

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                $ .66          $ .65             $ .54          $ .54

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